Exhibit 99.1

CANCELLATION OF PROMISSORY NOTE

This Cancellation of Promissory Note Agreement (“Cancellation Agreement”) is entered into as of this 1st day of December, 2014, by and among Nicholas Canillas (“Borrower”) and Licont Corp. (“Lender”).

R E C I T A L S

A. WHEREAS, Borrower and Lender executed that certain Promissory Note dated as of September 30, 2014, in the original principal amount of $40,000 (the “Note”);

B. WHEREAS, in connection with the execution of the Note, Borrower and Trevor Robertson entered into that certain Stock Purchase Agreement dated as of September 30, 2014 (the “SPA”);

C. WHEREAS, Borrower utilized the funds under the Note to partially pay for the purchase of shares of Lender common stock from Trevor Robertson pursuant to the terms of the SPA;

D. WHEREAS, the terms of the SPA have been amended to reduce the purchase price so that the funds under the Note are no longer needed for the stock purchase;

E. WHEREAS, the funds lent under the Note have been returned to Lender, and there are no the parties hereto agree that there are no obligations outstanding among the parties whatsoever relating to the Note; and

F. NOW, THEREFORE, based on the foregoing under the conditions stated below, the parties hereto desire to cancel the Note.

A G R E E M E N T

The Note is hereby terminated and cancelled, and are of no further force and effect.

//signatures follow//

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement.

NICHOLAS CANILLAS

/s/ Nicholas Canillas

Licont Corp.

/s/ Trevor Robertson

Trevor Robertson

Chief Executive Officer